As filed with the Securities and Exchange Commission on February 22, 2019

Registration No. 333-[          ]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HECLA MINING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1400	77-0664171
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

6500 North Mineral Drive, Suite 200

Coeur d’Alene, Idaho 83815-9408

(208) 769-4100

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

David C. Sienko, Esq.

General Counsel

Hecla Mining Company

6500 North Mineral Drive, Suite 200

Coeur d’Alene, Idaho 83815

(208) 769-4100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

with copies to:

J. Craig Walker, Esq.

K&L Gates LLP

70 West Madison Street, Suite 3100

Chicago, Illinois 60602

(312) 372-1121

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.25 per share	1,204,750	(1)	(1)	(1)

(1)

On February 26, 2016, the registrant registered for resale by the selling shareholders 1,826,509 shares of its common stock registered on registration statement no. 333-209751 and paid a filing fee of $426.72 with respect to the offering of those shares. This registration statement covers 1,204,750 shares of the registrant’s common stock included in such offering that remain unsold. Pursuant to Rule 415(a)(6), no additional filing fee is required to be paid with respect to the remaining shares included in such offering and covered by this registration statement.

PROSPECTUS

Hecla Mining Company

Common Stock

($0.25 Par Value)

We have prepared this prospectus to register for resale 1,204,750 shares of common stock of Hecla Mining Company, par value $0.25 (“Common Stock”), that we contributed to the Hecla Mining Company Retirement Plan Trust and the Lucky Friday Pension Plan Trust (the “selling shareholders”) in private placements pursuant to a Contribution Agreements entered into on February 26, 2016 between us and the selling shareholders. This prospectus will be used by the selling shareholders to resell the shares from time to time. The shares will be held by U.S. Bank National Association, the trustee for each of the selling shareholders. We will not receive any of the proceeds from the sale of the shares.

The Common Stock is listed on the New York Stock Exchange under the symbol “HL.” On February 21, 2019, the last reported sale price per share of the Common Stock, as quoted on the New York Stock Exchange, was $2.74.

Investing in our common stock involves risks. See “Risk Factors,” beginning on page 8 and in the documents incorporated by reference in this prospectus, for a discussion of certain factors that you should consider before deciding to purchase the shares.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy securities other than those specifically offered hereby or an offer to sell any securities offered hereby in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation. You should not assume that the information provided in this prospectus, any prospectus supplement, the documents incorporated by reference or any other offering material is accurate as of any date other than the date on the front of those documents, as applicable.

The date of this prospectus is February 22, 2019.

i

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus and other public filings (including information incorporated by reference) are “forward-looking statements” and are intended to be covered by the safe harbor provided for under Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our forward-looking statements include our current expectations and projections about future production, results, performance, prospects and opportunities, including reserves, resources and other mineralization. We have tried to identify these forward-looking statements by using words such as “may,” “might,” “will,” “expect,” “anticipate,” “believe,” “could,” “intend,” “plan,” “estimate” and similar expressions. These forward-looking statements are based on information currently available to us and are expressed in good faith and believed to have a reasonable basis. However, our forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause our actual production, results, performance, prospects or opportunities, including reserves, resources and other mineralization, to differ materially from those expressed in, or implied by, these forward-looking statements.

These risks, uncertainties and other factors include, but are not limited to, those set forth in our Annual Report on Form 10-K for the year ended December 31, 2018, which is incorporated by reference in this prospectus, in any other SEC Reports we file and in this prospectus, including the following:

•	a substantial or extended decline in metals prices would have a material adverse effect on us;

•	we have limited cash resources and are dependent on access to our revolving credit facility or alternative financing to meet our working capital needs;

•	the acquisition of Klondex increased our exposure to gold price volatility;

•	we have had losses that could reoccur in the future;

•

an extended decline in metals prices, an increase in operating or capital costs, mine accidents or closures, increasing environmental obligations, or our inability to convert exploration potential to reserves may cause us to record write-downs, which could negatively impact our results of operations;

•	global financial events or developments impacting major industrial or developing countries may have an impact on our business and financial condition in ways that we currently cannot predict;

•

recently enacted tariffs, other potential changes to tariff and import/export regulations, and ongoing trade disputes between the United States and other jurisdictions may have a negative effect on global economic conditions and our business, financial results and financial condition;

•	commodity and currency risk management activities could prevent us from realizing possible revenues or lower costs, or expose us to losses;

•	our profitability could be affected by the prices of other commodities;

•	our accounting and other estimates may be imprecise;

•	our ability to recognize the benefits of deferred tax assets is dependent on future cash flows and taxable income;

•	returns for investments in pension plans and pension plan funding requirements are uncertain;

•	mining accidents or other adverse events at an operation could decrease our anticipated production or otherwise adversely affect our operations;

•	our operations may be adversely affected by risks and hazards associated with the mining industry that may not be fully covered by insurance;

•	our costs of development of new orebodies and other capital costs may be higher and provide less return than we estimated;

•	our ore reserve estimates may be imprecise;

•	efforts to expand the finite lives of our mines may not be successful or could result in significant demands on our liquidity, which could hinder our growth;

•	our ability to market our metals production may be affected by disruptions or closures of smelters and/or refining facilities;

•	our business depends on availability of skilled miners and good relations with employees;

•	shortages of critical parts and equipment may adversely affect our operations and development projects;

•	our information technology systems may be vulnerable to disruption which could place our systems at risk from data loss, operational failure, or compromise of confidential information;

•	our foreign activities are subject to additional inherent risks;

•	our operations and properties in Canada expose us to additional political risks;

•

certain of our mines and exploration properties in Nevada are located on land that is or may become subject to traditional territory, title claims and/or claims of cultural significance by certain Native American tribes, and such claims and the attendant obligations of the federal government to those tribal communities and stakeholders may affect our current and future operations;

•	we may be subject to a number of unanticipated risks related to inadequate infrastructure;

•	competition from other mining companies may harm our business;

•	we face inherent risks in acquisitions of other mining companies or properties that may adversely impact our growth strategy;

•	we may be unable to successfully integrate the operations of the properties we acquire, including our recently-acquired Nevada operations;

•	we may not realize all of the anticipated benefits from our acquisitions, including our recent acquisition of Klondex;

•

the properties we may acquire may not produce as expected, and we may be unable to determine reserve potential, identify liabilities associated with the acquired properties or obtain protection from sellers against such liabilities;

•	our joint development and operating arrangements may not be successful;

•	we are currently involved in ongoing legal disputes that may materially adversely affect us;

•	we are required to obtain governmental permits and other approvals in order to conduct mining operations;

•	we face substantial governmental regulation, including the Mine Safety and Health Act, various environmental laws and regulations and the 1872 Mining Law;

•

our operations are subject to complex, evolving and increasingly stringent environmental laws and regulations. Compliance with environmental regulations, and litigation based on such regulations, involves significant costs and can threaten existing operations or constrain expansion opportunities;

•	state ballot initiatives could impact our operations;

•	legal challenges could prevent the Rock Creek or Montanore projects from ever being developed;

•

mine closure and reclamation regulations impose substantial costs on our operations and include requirements that we provide financial assurance supporting those obligations. These costs could significantly increase;

•	our environmental obligations may exceed the provisions we have made;

•	we face risks relating to transporting our products, as well as transporting employees and materials at Greens Creek;

•	the titles to some of our properties may be defective or challenged;

•	the price of our stock has a history of volatility and could decline in the future;

•	our Series B preferred stock has a liquidation preference of $50 per share or $7.9 million;

•	we may not be able to pay common or preferred stock dividends in the future;

•	our existing stockholders are effectively subordinated to the holders of our Senior Notes;

•	additional issuances of equity securities by us would dilute the ownership of our existing stockholders and could reduce earnings per share;

•	the issuance of additional shares of our preferred or common stock in the future could adversely affect holders of common stock;

•	if a large number of shares of our common stock are sold in the public market, the sales could reduce the trading price of our common stock and impede our ability to raise future capital;

•	the provisions in our certificate of incorporation, our by-laws and Delaware law could delay or deter tender offers or takeover attempts;

•	if we cannot meet the New York Stock Exchange continued listing requirements, the NYSE may delist our common stock;

•	our level of debt could impair our financial health and prevent us from fulfilling our obligations under our existing and future indebtedness;

•

any downgrade in the credit ratings assigned to us or our debt securities could increase future borrowing costs, adversely affect the availability of new financing and may result in increased collateral requirements under our existing surety bond portfolio;

•	our Senior Notes and the guarantees thereof are effectively subordinated to any of our and our guarantors’ secured indebtedness to the extent of the value of the collateral securing that indebtedness;

•

we may be unable to generate sufficient cash to service all of our indebtedness and meet our other ongoing liquidity needs and may be forced to take other actions to satisfy our obligations under our indebtedness, which may be unsuccessful;

•	the terms of our debt impose restrictions on our operations;

•	our Senior Notes are structurally subordinated to all liabilities of our non-guarantor subsidiaries;

•	our variable rate indebtedness subjects us to interest rate risk, which could cause our indebtedness service obligations to increase significantly;

•	key terms of the Senior Notes will be suspended if the Senior Notes achieve investment grade ratings and no default or event of default has occurred and is continuing;

•	we may be unable to repurchase Senior Notes in the event of a change of control as required by the indenture;

•

holders of the Senior Notes may not be able to determine when a change of control giving rise to their right to have the Senior Notes repurchased has occurred following a sale of “substantially all” of our assets; and

•

federal and state fraudulent transfer laws may permit a court to void the Senior Notes or any of the guarantees thereof, and if that occurs, holders of the Senior Notes may not receive any payments on the notes.

Given these risks and uncertainties, readers are cautioned not to place undue reliance on our forward-looking statements. Projections and other forward-looking statements included in this prospectus have been prepared based on assumptions, which we believe to be reasonable, but not in accordance with United States generally accepted accounting principles (“GAAP”) or any guidelines of the SEC. Actual results may vary, perhaps materially. You are strongly cautioned not to place undue reliance on such projections and other forward-looking statements. All subsequent written and oral forward-looking statements attributable to Hecla Mining Company or to persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. Except as required by federal securities laws, we disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SUMMARY

The following summary is qualified in its entirety by reference to the more detailed information and consolidated financial statements appearing elsewhere or incorporated by reference in this prospectus, as well as the other materials filed with the SEC that are considered to be part of this prospectus. For a more complete understanding of our company and this offering and before making any investment decision, you should read this entire prospectus, including “Risk Factors” and the financial information and the notes thereto included and incorporated by reference herein. Unless otherwise stated or the context otherwise requires, in this prospectus, “we,” “us,” “our,” “Hecla” or the “Company” refers to Hecla Mining Company and its subsidiaries.

Hecla Mining Company and our subsidiaries have provided precious and base metals to the U.S. economy and worldwide since 1891. We discover, acquire, develop, produce, and market silver, gold, lead and zinc. In doing so, we intend to manage our business activities in a safe, environmentally responsible and cost-effective manner.

We produce lead, zinc and bulk concentrates, which we sell to custom smelters and brokers, and unrefined precipitate and bullion bars (doré) containing gold and silver, which are further refined before sale to precious metals traders. We are organized and managed into five segments that encompass our operating units: the Greens Creek unit, the Lucky Friday unit, the Casa Berardi unit, the San Sebastian unit, and the Nevada Operations unit.

On July 20, 2018, Hecla acquired the outstanding common shares of Klondex Mines Ltd. for approximately US$153 million and 75 million shares of Hecla common stock. Klondex is a primarily gold mining company with three producing mineral properties, all located in the State of Nevada.

The map below shows the locations of our operating units and our exploration and pre-development projects, as well as our corporate offices located in Coeur d’Alene, Idaho and Vancouver, British Columbia.

Hecla Mining Company Information

Our principal executive offices are located at 6500 N. Mineral Drive, Suite 200, Coeur d’Alene, Idaho, 83815-9408 and our telephone number is (208) 769-4100. Our website is www.hecla-mining.com. The information contained on our website is not part of this prospectus and is not incorporated into this prospectus by reference.

The Shares

The following summary is provided solely for your convenience. This summary is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus. For a more detailed description of the shares, see “Description of Capital Stock.”

Issuer	Hecla Mining Company

Securities Offered	1,204,750 shares of Common Stock of Hecla Mining Company, par value $0.25.

National Securities Exchange	All of our currently outstanding shares of common stock are listed on the New York Stock Exchange under the symbol “HL.”

Use of Proceeds	We will not receive any cash proceeds from the sale by the selling shareholders of the shares.

Registration Rights	We have filed a shelf registration statement, of which this prospectus is a part, under the Securities Act, relating to the resale of the shares. We will use our reasonable best efforts to keep the shelf registration statement continuously effective until the earlier of the date when all securities covered by the shelf registration statement have been sold and the fifth anniversary of the Contribution Agreements.

Selling shareholders	The shares are being sold by (i) the Hecla Mining Company Retirement Plan Trust, which is the funding vehicle for the Hecla Mining Company Retirement Plan, a tax-qualified employee benefit pension plan sponsored by the Company, and (ii) the Lucky Friday Pension Plan Trust, which is the funding vehicle for the Lucky Friday Pension Plan, a tax-qualified employee benefit pension plan sponsored by Hecla Limited, a Delaware corporation and wholly owned subsidiary of the Company.

Risk Factors	Investing in the shares involves substantial risks. You should carefully consider the risk factors included under Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, which is incorporated by reference in this prospectus, and any subsequent Quarterly Reports on Form 10-Q, each of which is also incorporated by reference in this prospectus.

RISK FACTORS

An investment in our common stock involves a significant degree of risk. You should carefully consider the risk factors included in our Annual Report on Form 10-K for the year ended December 31, 2018, and in any subsequently filed Quarterly Report on Form 10-Q, each of which are incorporated herein by reference, before you decide to purchase any of our common stock. The risks incorporated herein by reference, any of which could materially and adversely affect our business, financial condition, cash flows and results of operations, are the material risks of which we are currently aware; however, they may not be the only risks that we may face. Any of these risks could materially and adversely affect our business, financial condition, results of operations and cash flows. In that case, you may lose all or part of your investment.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares by the selling shareholders. Accordingly, the sale of the shares by the selling shareholders will not result in any change in our capitalization. We are filing this registration statement to register for resale up to 1,204,750 shares of Common Stock so as to allow (i) the Hecla Mining Company Retirement Plan Trust (“Retirement Trust” ), which is the funding vehicle for the Hecla Mining Company Retirement Plan (“Retirement Plan”), and (ii) the Lucky Friday Pension Plan Trust (“LF Trust” and, together with the Retirement Trust, the “Trusts” or “selling shareholders”), which is the funding vehicle for the Lucky Friday Pension Plan (“LF Plan”), to resell, from time to time, the shares contributed to the Trusts.

SELLING SHAREHOLDERS

We have prepared this prospectus to facilitate the sale by the selling shareholders, from time to time, in the aggregate, of up to 1,204,750 shares of Common Stock, which they acquired pursuant to Contribution Agreements between the Company, the selling shareholders and U.S. Bank National Association, as trustee of the selling shareholders. In connection with the Contribution Agreements, we entered into a Registration Rights Agreement with the selling shareholders, pursuant to which we agreed to use our reasonable commercial efforts to cause the registration statement to be declared effective and to maintain its effectiveness until the earliest of (i) the date on which all of the shares covered by this prospectus are sold, and (ii) the fifth anniversary of the date of the Contribution Agreements. This prospectus is part of the registration statement filed in satisfaction of our obligations.

The Contribution Agreements and the Registration Rights Agreement are included as exhibits to the registration statement of which this prospectus is a part, and the descriptions of such agreements contained in this prospectus are qualified by reference to those exhibits.

The registration of the resale of these shares does not necessarily mean that the selling shareholders will sell all or any of the shares registered by the registration statement of which this prospectus forms a part. The selling shareholders may offer and sell all or any portion of the shares covered by this prospectus and any applicable prospectus supplement from time to time but are under no obligation to offer or sell any such shares. Because the selling shareholders may sell, transfer or otherwise dispose of all, some or none of the shares covered by this prospectus, we cannot determine the number of shares that will be sold, transferred or otherwise disposed of by the selling shareholders or the amount or percentage of shares that will be held by the selling shareholder upon termination of any particular offering. The Retirement Trust currently owns a total of 3,336,326 shares of Common Stock, and the LF Trust currently owns a total of 604,876 shares of Common Stock.

The selling shareholders may be deemed to be an “underwriter” as defined in the Securities Act. Any profits realized by the selling shareholders may be deemed to be underwriting commissions.

The Company’s Retirement Committee and its subsidiary Hecla Limited’s Pension Committee, to which the Company’s Board of Directors and Hecla Limited’s Board of Directors have delegated responsibility for the investment of the assets of the Retirement Trust and LF Trust, respectively, have each appointed GreatBanc Trust Company (“Investment Manager”) to serve as an investment manager and independent fiduciary to the Trusts with respect to the assets of the Trusts consisting of common stock of the Company (“Company Common Stock Accounts”). The trustee and custodian of the assets of the Retirement Trust is U.S. Bank National Association (“Trustee”). The Investment Manager will exercise its independent discretionary judgment in connection with retention, acquisition and disposition of Company stock held in the Company Common Stock Accounts in accordance with the requirements of part 4 of Title I of ERISA.

CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the purchase and holding of the shares by employee benefit plans that are subject to Title I of the United States Employee Retirement Income Security Act of 1974 (“ERISA”), plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Internal Revenue Code (the “Code”) or provisions under any other federal, state, local, non-U.S. or other laws, rules or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), and entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”).

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an “ERISA Plan”) and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.

In considering an investment in the shares of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition and/or holding of shares by an ERISA Plan with respect to which the issuer or the selling shareholders is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption.

Because of the foregoing, the shares should not be purchased by any person investing “plan assets” of any Plan, unless such purchase will not constitute a non-exempt prohibited transaction under ERISA and the Code or similar violation of any applicable Similar Laws.

In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions (“PTCEs”) that may apply to the acquisition and holding of the shares. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts, and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions, provided that neither the issuer of the securities nor any of its affiliates (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any ERISA Plan involved in the transaction, and provided further that the ERISA Plan pays no more than adequate consideration in connection with the transaction. There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Under ERISA Section 408(e) there is a statutory exception from the prohibited transaction rules for contributions of “qualifying employer securities.” A qualifying employer security includes stock of the plan sponsor, provided that immediately following the acquisition of the stock (i) the plan does not hold more than 25 percent of the issued and outstanding shares of the plan sponsor and (ii) at least 50 percent of the issued and outstanding shares of such stock is held by parties that are independent of the plan sponsor. In addition, the following requirements must be met: (i) the plan’s acquisition of the employer securities must be for adequate consideration, (ii) no commissions may be charged with respect to the acquisition, and (iii) immediately after the acquisition of employer securities, the fair market value of all employer securities held by the plan cannot exceed 10 percent of the fair market value of all plan assets.

Representation

Accordingly, by acceptance of a share, each purchaser and subsequent transferee will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire or hold the shares constitutes assets of any Plan or (ii) the purchase of the shares or the holding of the shares by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or a similar violation under any applicable Similar Laws.

The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing the shares (and holding the shares) on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such transactions and whether an exemption would be applicable to the purchase and holding of the shares.

Purchasers of the shares have the exclusive responsibility for ensuring that their purchase and holding of the shares complies with the fiduciary responsibility rules of ERISA and does not violate the prohibited transaction rules of ERISA, the Code or Similar Laws.

DESCRIPTION OF CAPITAL STOCK

The following summary is not complete. You should refer to the applicable provisions of our Restated Certificate of Incorporation, as amended, and our Bylaws, as amended, and to Delaware corporate law for a complete understanding of the terms and rights of our common and preferred stock.

Common Stock

We are authorized to issue 750,000,000 shares of common stock, $0.25 par value per share, of which 482,987,752 shares of common stock were outstanding as of February 19, 2019. All of our currently outstanding shares of common stock are listed on the New York Stock Exchange under the symbol “HL.”

Subject to the rights of the holders of any outstanding shares of preferred stock, each share of common stock is entitled to: (i) one vote on all matters presented to the stockholders, with no cumulative voting rights; (ii) receive such dividends as may be declared by the Board of Directors out of funds legally available therefor; and (iii) in the event of our liquidation or dissolution, share ratably in any distribution of our assets.

Holders of shares of common stock do not have preemptive rights or other rights to subscribe for unissued or treasury shares or securities convertible into such shares, and no redemption or sinking fund provisions are applicable. All outstanding shares of common stock are fully paid and nonassessable.

In September 2011 and February 2012, our Board of Directors adopted a common stock dividend policy that has two components: (1) a dividend that links the amount of dividends on our common stock to our average quarterly realized silver price in the preceding quarter, and (2) a minimum annual dividend of $0.01 per share of common stock, in each case payable quarterly, when declared. The following table summarizes the common stock dividends declared by our Board of Directors under the policy described above for the years 2015, 2016, 2017 and 2018:

	(A)	(B)	(C)	(A+B+C)
Declaration date	Silver- price- linked component per share	Minimum annual component per share	Special dividend per share	Total dividend per share	Total dividend amount (in millions)	Month of payment
February 17, 2015	$—	$0.0025	$—	$0.0025	$0.9	March 2015
May 6, 2015	$—	$0.0025	$—	$0.0025	$0.9	June 2015
August 6, 2015	$—	$0.0025	$—	$0.0025	$0.9	September 2015
November 3, 2015	$—	$0.0025	$—	$0.0025	$0.9	December 2015
February 20, 2016	$—	$0.0025	$—	$0.0025	$0.9	March 2016
May 4, 2016	$—	$0.0025	$—	$0.0025	$1.0	June 2016
August 3, 2016	$—	$0.0025	$—	$0.0025	$1.0	September 2016
November 4, 2016	$—	$0.0025	$—	$0.0025	$1.0	December 2016
February 21, 2017	$—	$0.0025	$—	$0.0025	$1.0	March 2017
May 4, 2017	$—	$0.0025	$—	$0.0025	$1.0	June 2017
August 3, 2017	$—	$0.0025	$—	$0.0025	$1.0	September 2017
November 7, 2017	$—	$0.0025	$—	$0.0025	$1.0	December 2017
February 14, 2018	$—	$0.0025	$—	$0.0025	$1.0	March 2018
May 9, 2018	$—	$0.0025	$—	$0.0025	$1.0	June 2018
August 24, 2018	$—	$0.0025	$—	$0.0025	$1.2	August 2018
November 7, 2018	$—	$0.0025	$—	$0.0025	$1.2	December 2018
February 20, 2019	$—	$0.0025	$—	$0.0025	$1.2	March 2019

Because the average realized silver prices for all periods in 2015, 2016, 2017, 2018 and the first two months of 2019 were below the minimum threshold of $30, according to the policy no silver-price-linked component was declared or paid. Prior to 2011, no dividends had been declared on our common stock since 1990. We cannot pay dividends on our common stock if we fail to pay dividends on our Series B preferred stock. The declaration and payment of common stock dividends is at the sole discretion of our Board of Directors, and there can be no assurance that we will continue to declare and pay common stock dividends in the future.

Preferred Stock

Our Restated Certificate of Incorporation authorizes us to issue 5,000,000 shares of preferred stock, par value $0.25 per share. The preferred stock is issuable in series with such voting rights, if any, designations, powers, preferences and other rights and such qualifications, limitations and restrictions as may be determined by our Board of Directors. The Board may fix the number of shares constituting each series and increase or decrease the number of shares of any series. As of February 22, 2019, 157,816 shares were outstanding, all of which were shares of Series B preferred stock. All of the shares of our Series B preferred stock are listed on the New York Stock Exchange under the symbol “HL PB.”

Ranking

The Series B preferred stock ranks senior to our common stock and any shares of Series A junior participating preferred stock (none of which have ever been issued) with respect to payment of dividends, and amounts due upon liquidation, dissolution or winding up.

While any shares of Series B preferred stock are outstanding, we may not authorize the creation or issuance of any class or series of stock that ranks senior to the Series B preferred stock as to dividends or amounts due upon liquidation, dissolution or winding up without the consent of the holders of 66 2/3% of the outstanding shares of Series B preferred stock and any other series of preferred stock ranking on a parity with the Series B preferred stock as to dividends and amounts due upon liquidation, dissolution or winding up, voting as a single class without regard to series.

Dividends

Series B preferred stockholders are entitled to receive, when, as and if declared by the Board of Directors out of our assets legally available therefor, cumulative cash dividends at the rate per annum of $3.50 per share of Series B preferred stock. Dividends on the Series B preferred stock are payable quarterly in arrears on October 1, January 1, April 1 and July 1 of each year (and, in the case of any undeclared and unpaid dividends, at such additional times and for such interim periods, if any, as determined by the Board of Directors), at such annual rate. Dividends are cumulative from the date of the original issuance of the Series B preferred stock, whether or not in any dividend period or periods we have assets legally available for the payment of such dividends. Accumulations of dividends on shares of Series B preferred stock do not bear interest.

All quarterly dividends on our Series B preferred stock for 2015, 2016, 2017, 2018 and the first quarter of 2019 were declared and paid in cash.

Redemption

The Series B preferred stock is redeemable at our option, in whole or in part, at $50 per share, plus, in each case, all dividends undeclared and unpaid on the Series B preferred stock up to the date fixed for redemption.

Liquidation Preference

The Series B preferred stockholders are entitled to receive, in the event that we are liquidated, dissolved or wound up, whether voluntary or involuntary, $50 per share of Series B preferred stock plus an amount per share equal to all dividends undeclared and unpaid thereon to the date of final distribution to such holders (the “Liquidation Preference”), and no more. Until the Series B preferred stockholders have been paid the Liquidation Preference in full, no payment will be made to any holder of Junior Stock upon our liquidation, dissolution or winding up. The term “junior stock” means our common stock and any other class of our capital stock issued and outstanding that ranks junior as to the payment of dividends or amounts payable upon liquidation, dissolution and winding up to the Series B preferred stock. As of December 31, 2018, our Series B preferred stock had an aggregate Liquidation Preference of $7.9 million.

Voting Rights

Except in certain circumstances and as otherwise from time to time required by applicable law, the Series B preferred stockholders have no voting rights and their consent is not required for taking any corporate action. When and if the Series B preferred stockholders are entitled to vote, each holder will be entitled to one vote per share.

Conversion

Each share of Series B preferred stock is convertible, in whole or in part at the option of the holders thereof, into shares of common stock at a conversion price of $15.55 per share of common stock (equivalent to a conversion rate of 3.2154 shares of common stock for each share of Series B preferred stock). The right to convert shares of Series B preferred stock called for redemption will terminate at the close of business on the day preceding a redemption date (unless we default in payment of the redemption price).

Provisions with Possible Anti-Takeover Effects

The provisions in our Restated Certificate of Incorporation, our Bylaws, as amended, and Delaware law could make it more difficult for a third party to acquire control of us, even if that transaction would be beneficial to stockholders. These impediments include:

•	the classification of our Board of Directors into three classes serving staggered three-year terms, which makes it more difficult to quickly replace board members;

•	the ability of our Board of Directors to issue shares of preferred stock with rights as it deems appropriate without stockholder approval;

•	a provision that special meetings of our Board of Directors may be called only by our chief executive officer or a majority of our Board of Directors;

•	a provision that special meetings of stockholders may only be called pursuant to a resolution approved by a majority of our entire Board of Directors;

•	a prohibition against action by written consent of our stockholders;

•	a provision that our board members may only be removed for cause and by an affirmative vote of at least 80% of the outstanding voting stock;

•	a provision that our stockholders comply with advance-notice provisions to bring director nominations or other matters before meetings of our stockholders;

•

a prohibition against certain business combinations with an acquirer of 15% or more of our common stock for three years after such acquisition unless the stock acquisition or the business combination is approved by our board prior to the acquisition of the 15% interest, or after such acquisition our board and the holders of two-thirds of the other common stock approve the business combination; and

•

a prohibition against our entering into certain business combinations with interested stockholders without the affirmative vote of the holders of at least 80% of the voting power of the then outstanding shares of voting stock.

PLAN OF DISTRIBUTION

We have registered the shares of common stock to allow the selling shareholders to sell all or a portion of the shares to the public from time to time after the date of this prospectus. Upon instructions from the Trustee, the selling shareholders may sell the shares directly or in negotiated transactions through underwriters, broker-dealers or agents.

The shares may be sold pursuant to the methods described below from time to time by or for the account of the selling shareholders on the New York Stock Exchange, or any other national securities exchange or automated interdealer quotation system on which our common stock is then listed, or otherwise in one or more transactions at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to prevailing market prices; or

•	prices determined on a negotiated or competitive bid basis.

These sales may be effected in any manner permitted by law, including by any one or more of the following methods:

•

a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers; or

•	privately negotiated transactions.

The SEC may deem the selling shareholders and any broker-dealers or agents who participate in the distribution of the shares to be “underwriters” within the meaning of Section 2(11) of the Securities Act of 1933, as amended (the “Securities Act”). As a result, the SEC may deem any profits made by the selling shareholders as a result of selling the shares and any discounts, commissions or concessions received by any broker-dealers or agents to be underwriting discounts and commissions under the Securities Act. To our knowledge, there are currently no plans, agreements, arrangements or understandings between the selling shareholders and any underwriter, broker-dealer or agent regarding the sale of the shares.

To comply with the securities laws of some states, if applicable, the selling shareholders may only sell shares in these jurisdictions through registered or licensed brokers or dealers. In addition, in certain jurisdictions, the shares may not be sold unless they have been registered or qualified for sale in these jurisdictions, or an exemption from registration or qualification is available and complied with. The selling shareholders and any other persons participating in the sales of the shares pursuant to this prospectus may be subject to applicable provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations under the Exchange Act. Each selling shareholder may also sell shares in reliance upon Rule 144 of the Securities Act, provided it meets the criteria and conforms to the requirements of Rule 144, rather than under this prospectus.

With respect to a particular offering of the shares, to the extent required by law, we will file an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is a part, disclosing the following information:

•	the amount of shares being offered and sold;

•	the respective purchase prices and public offering prices and other material terms of the offering;

•	the names of any participating agents, broker-dealers or underwriters employed by the selling shareholders in connection with such sale; and

•	any applicable commissions, discounts, concessions and other items constituting compensation from the selling shareholders.

If the selling shareholders sell the shares through underwriters, broker-dealers or agents, we will not be responsible for underwriting discounts, and concessions or commissions (which commissions will not exceed those customary in the types of transactions involved) or agents’ commissions. Pursuant to the Registration Rights Agreement, we have agreed to pay all of the expenses incidental to the registration, offering and sale of the shares to the public.

Each selling shareholder may pledge or grant a security interest in some or all of the shares owned by it, and if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares from time to time pursuant to this prospectus. Each selling shareholder also may transfer and donate shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling shareholders for purposes of this prospectus.

We entered into a Registration Rights Agreement for the benefit of the selling shareholders to register the shares under applicable federal and state securities laws under specific circumstances and at specific times. The Registration Rights Agreement provides for indemnification of the selling shareholders against specific liabilities in connection with the offer and sale of the shares, including liabilities under the Securities Act.

Under the Registration Rights Agreement, we are obligated to use our reasonable best efforts to cause the shelf registration statement to be continuously effective until the earlier of the date when all securities covered by the shelf registration statement have been sold and the fifth anniversary of the Contribution Agreements.

Our obligation to keep the registration statement to which this prospectus relates available for use is subject to specified, permitted exceptions set forth in the Registration Rights Agreement. In these cases, we may prohibit offers and sales of the shares pursuant to the registration statement to which this prospectus relates. We may suspend the use of this prospectus for a period not to exceed 30 days and not to exceed an aggregate of 60 days in any twelve-month period.

We will not receive any portion of the proceeds of the sale of the shares offered by this prospectus. Our common stock trades on the New York Stock Exchange under the symbol “HL.”

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from the SEC’s web site at http://www.sec.gov or call the SEC at 800-SEC-0330. You may also read and copy any document we file with the SEC at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information regarding the public reference room. In addition, our common stock is listed and traded on the New York Stock Exchange. You may also inspect the information we file with the SEC at the offices of the NYSE at 20 Broad Street, New York, New York 10005. Information about us, including our SEC filings, is also available through our web site at http://www.hecla-mining.com. However, information on our web site is not incorporated into this prospectus or our other SEC filings and is not a part of this prospectus or those filings.

This prospectus is part of a registration statement filed by us with the SEC. The exhibits to our registration statement or to documents filed under the Securities Exchange Act of 1934 and incorporated by reference herein contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities that may be offered under this prospectus, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated above, or from us.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC. This means that we can disclose important information to you by referring you to another filed document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus. Accordingly, we incorporate by reference the following documents or information filed with the SEC:

•	Annual Report on Form 10-K for the year ended December 31, 2018, which we filed with the SEC on February 22, 2019;

•	Current Reports on Form 8-K filed on February 21, 2019 (Item 8.01 only) and July 24, 2018 (Item 9.01(a) and (d) Exhibits 99.2 and 99.3 only);

•	The description of our capital stock contained in our Form 8-B filed with the SEC on May 6, 1983;

•	The information responsive to Part III of Form 10-K for the year ended December 31, 2017, provided in our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 9, 2018; and

•

All documents filed by us in accordance with Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and before the termination of an offering under this prospectus, other than documents or information deemed furnished and not filed in accordance with SEC rules.

We will provide to each person, including any beneficial owner, to whom a copy of this prospectus has been delivered, without charge, upon the written or oral request of such person, a copy of any or all of the documents which are incorporated by reference into this prospectus, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that this prospectus incorporates. You should direct requests for such copies to:

Hecla Mining Company

6500 North Mineral Drive, Suite 200

Coeur d’Alene, Idaho 83815

Attention: Investor Relations

Telephone (208) 769-4100

LEGAL MATTERS

Certain legal matters with respect to the legality of the shares offered hereby will be passed upon by David C. Sienko, General Counsel of the Company.

EXPERTS

The consolidated financial statements as of December 31, 2018 and 2017 and for each of the three years in the period ended December 31, 2018 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2018 incorporated by reference in this prospectus have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

The audited historical financial statements of Klondex Mines Ltd. as of and for the years ended December 31, 2017 and 2016, included in Hecla Mining Company’s Current Report on Form 8-K dated July 24, 2018 and incorporated by reference in this prospectus have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, independent public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the estimated expenses, all of which are to be borne by us, in connection with the registration, issuance, and distribution of the securities being registered hereby. All amounts are estimates; as indicated on the facing page of this registration statement, no SEC registration fee is required to be paid.

Printing fees and expenses	$5,000	*
Accounting fees and expenses	$5,000	*
Legal fees and expenses	$5,000	*
Trustee fees and expenses	$10,000	*
Miscellaneous	$5,000	*
Total	$30,000	*

*	Estimated

Item 15. Indemnification of Directors and Officers

Delaware General Corporate Law

The Registrant is organized as a corporation under Delaware law and is subject to the provisions of the General Corporation Law of the State of Delaware (the “DGCL”). The following description is intended only as a summary and is qualified in its entirety by reference to the Restated Certificate of Incorporation of the Registrant, the Bylaws of the Registrant and the DGCL.

Pursuant to the DGCL, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation in such capacity for another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

The DGCL also permits indemnification by a corporation under similar circumstances for expenses (including attorneys’ fees) actually and reasonably incurred by such persons in connection with the defense or settlement of an action by or in the right of such corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to such corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

To the extent that a present or former director or officer is successful in the defense of such an action, suit or proceeding (or of any claim, issue or matter therein), the corporation is required by the DGCL to indemnify such person for actual and reasonable expenses (including attorneys’ fees) incurred thereby.

Expenses (including attorneys’ fees) incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid (on terms and conditions satisfactory to the corporation) in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it is ultimately determined that such person is not entitled to be so indemnified.

The DGCL provides that the indemnification and advancement of expenses described above shall not be deemed exclusive of other indemnification or advancement of expenses that may be granted by a corporation pursuant to its Bylaws, a disinterested director vote, a stockholder vote, an agreement or otherwise.

The DGCL also provides corporations with the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in a similar capacity for another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability as described above.

Accordingly, the Bylaws of the Registrant, to the fullest extent permitted by applicable law, indemnify and hold harmless each person (each, a “Covered Person”) who is or was a director, officer or employee of the Registrant or, while a director, officer or employee of the Registrant, is or was serving at the request of the Registrant as a director, officer or employee or agent of another corporation, or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans. However, the Registrant shall be required to indemnify any person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by the Board of Directors or is a proceeding to enforce such person’s claim to indemnification pursuant to the rights granted by the Bylaws or otherwise by the Registrant. The Registrant may also enter into one or more agreements with any person which provide for indemnification greater or different than that provided in the Registrant’s Restated Certificate of Incorporation.

The Bylaws of the Registrant also provide that the Registrant shall, to the fullest extent not prohibited by applicable law, pay the expenses (including attorneys’ fees) incurred by a Covered Person in defending any proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by such Covered Person to repay all amounts advanced if it should be ultimately determined that such Covered Person is not entitled to be indemnified.

The Bylaws of the Registrant also provide that the Registrant’s obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or non-profit entity shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit entity.

Furthermore, pursuant to the Restated Certificate of Incorporation of the Registrant, as permitted under the DGCL, a director of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of such person’s fiduciary duty as a director, except for liability (1) for any breach of such person’s duty of loyalty to the Registrant or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL or (4) for any transaction from which he or she derived an improper personal benefit.

The DGCL permits, and the Registrant has, liability insurance for the benefit of its directors and officers.

Item 16. Exhibits and Financial Statement Schedules

The exhibits to this registration statement are listed on the Exhibit Index to this registration statement, which Exhibit Index is hereby incorporated by reference.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of each registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(A) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(B) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(C) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(D) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit No.	Description of Exhibits

4.1	Registration Rights Agreement, dated as of February 26, 2016, among Hecla Mining Company, as Issuer, the Hecla Mining Company Retirement Plan Trust, which is the funding vehicle for the Hecla Mining Company Retirement Plan, a tax-qualified employee benefit pension plan sponsored by Hecla Mining Company and the Lucky Friday Pension Plan Trust, which is the funding vehicle for the Lucky Friday Pension Plan. Filed as exhibit 4.1 to Registrant’s Registration Statement on Form S-3 ASR filed on February 26, 2016 (Registration No. 333-209751), and incorporated herein by reference.

4.2(a)	Designations, Preferences and Rights of Series B Cumulative Convertible Preferred Stock of the Registrant. Included as Annex II to Restated Certificate of Incorporation of Registrant filed as exhibit 3.1 to Registrant’s Form 10-Q for the quarter ended June 30, 2017 (File No. 1-8491), and incorporated herein by reference.

4.3(a)	Indenture, dated as of April 12, 2013, among Hecla Mining Company, as Issuer, certain subsidiaries of Hecla Mining Company, as Guarantors thereto, and The Bank of New York Mellon Trust Company, N.A., as Trustee. Filed as exhibit 10.1 to Registrant’s Current Report on Form 8-K filed on April 15, 2013 (File No. 1-8491), and incorporated herein by reference.

4.3(b)	Supplemental Indenture, dated as of April 14, 2014, among Hecla Mining Company, as Issuer, certain subsidiaries of Hecla Mining Company, as Guarantors thereto, and The Bank of New York Mellon Trust Company, N.A., as Trustee. Filed as exhibit 4.2 to Registrant’s Registration Statement on Form S-3ASR filed on April 14, 2014 (Registration No. 333-195246), and incorporated herein by reference.

4.3(c)	Supplemental Indenture, dated as of August 5, 2015 among Hecla Mining Company, as Issuer, certain subsidiaries of Hecla Mining Company, as Guarantors thereto, and The Bank of New York Mellon Trust Company, N.A., as Trustee. Filed as exhibit 4.2(d) to Registrant’s Annual Report on Form 10-K filed on February 23, 2016 (File No. 1-8491), and incorporated herein by reference.

4.3(d)	Supplemental Indenture, dated October 26, 2016, among Mines Management Inc., Newhi Inc., and Montanore Minerals Corp., as Guaranteeing Subsidiaries, and The Bank of New York Mellon Trust, N.A., as Trustee. Filed as exhibit 4.2 (e) to Registrant’s Form 10-K for the year ended December 31, 2016 (File No. 1-8491), and incorporated herein by reference.

4.3(e)	Supplemental Indenture, dated November 30, 2018, among Hecla Mining Company, as Issuer, certain subsidiaries of Hecla Mining Company, as Guarantors thereto, and The Bank of New York Mellon Trust, N.A., as Trustee. Filed as exhibit 4.2(e) to Registrant’s Annual Report on Form 10-K for the year ended December 31, 2018 (File No. 1-8491), and incorporated herein by reference.

5.1	Opinion of David C. Sienko*

23.1	Consent of BDO USA, LLP*

23.2	Consent of David C. Sienko (included in Exhibit 5.1)*

23.3	Consent of Roscoe Postle Associates Inc.*

23.4	Consent of Amec Foster Wheeler E&C Services, Inc.*

23.5	Consent of PricewaterhouseCoopers LLP*

24.1	Powers of Attorney (included on signature page)*

99.1	Contribution Agreement, dated as of February 26, 2016, among Hecla Mining Company, as sponsor of the Retirement Plan, the Retirement Committee, as the named fiduciary of the Retirement Plan, and U.S. Bank National Association, as trustee of the Retirement Plan Trust. Filed as exhibit 99.1 to Registrant’s Registration Statement on Form S-3 ASR filed on February 26, 2016 (Registration No. 333-209751), and incorporated herein by reference.

Exhibit No.	Description of Exhibits

99.2	Contribution Agreement, dated as of February 26, 2016, among Hecla Mining Company, Hecla Limited as sponsor of the Lucky Friday Pension Plan, the Pension Committee, as the named fiduciary of the Pension Plan, and U.S. Bank National Association, as trustee of the Retirement Plan Trust. Filed as exhibit 99.2 to Registrant’s Registration Statement on Form S-3 ASR filed on February 26, 2016 (Registration No. 333-209751), and incorporated herein by reference.

*	Filed herewith.

SIGNATURES OF ISSUER

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Coeur d’Alene, State of Idaho on February 22, 2019.

HECLA MINING COMPANY

By	/s/ Phillips S. Baker
Name:	Phillips S. Baker
Title:	Chief Executive Officer, President and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David C. Sienko and Michael L. Clary, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and any related registration statements to be filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 22nd day of February, 2019.

Signature	Title

/s/ Phillips S. Baker Phillips S. Baker	Chief Executive Officer, President and Director (principal executive officer)

/s/ Lindsay A. Hall Lindsay A. Hall	Senior Vice President, Chief Financial Officer and Treasurer (principal financial and accounting officer)

/s/ Ted Crumley Ted Crumley	Director

/s/ George R. Nethercutt, Jr. George R. Nethercutt, Jr.	Director

/s/ Terry V. Rogers Terry V. Rogers	Director

Signature	Title

/s/ Charles B. Stanley Charles B. Stanley	Director

/s/ Stephen F. Ralbovsky Stephen F. Ralbovsky	Director

/s/ George R. Johnson George R. Johnson	Director

/s/ Catherine J. Boggs Catherine J. Boggs	Director